Local Office Doc No.PALLIB1\V8V\1296987.02(rsrf02!.DOC)Doc Path Orig Doc Path Doc Name Addressee(s) Signer(s) Cause No. Parties Client No.012525Matter
No.0592Client NameCisco Systems, Inc.Matter NameInvestment in Submarine & Components BusCaption Bank Document Date FooterStore DocumentType DeltaView File1Date Sent5









As filed with the Securities and Exchange Commission on June 13, 2001

                                                                Registration No.
                                                     333-_______
              -----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                              CORNING INCORPORATED
             (Exact name of Registrant as specified in its charter)

New York                                                    16-0393470
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)



                              One Riverfront Plaza
                             Corning, New York 14831
          (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                               -----------------------------
                                William D. Eggers
                    Senior Vice President and General Counsel
                              Corning Incorporated
                              One Riverfront Plaza
                             Corning, New York 14831
            (Name, address including zip code, and telephone number,
                    including area code of agent for service)
                            Telephone: (607) 974-9000
                               Fax: (607) 974-8656
                        ---------------------------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________
----------------------------------------------------------------------------------------------------------------
                                                          Proposed           Proposed
Title of Each                                             Maximum            Maximum              Amount of
Class of Securities                        Amount to      Offering Price     Aggregate            Registration
to be Registered                           be Registered  (2) Per Share (1)  Offering Price (1)   Fee
----------------------------------------------------------------------------------------------------------------
Common Stock ($.50 par value per share)    5,473,684      $ 17.89             $97,924,207         $ 24,481
----------------------------------------------------------------------------------------------------------------



(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of Registrant's Common Stock on the New York Stock Exchange on June 12, 2001.

(2) Pursuant to Rule 416 (a) of the Securities Act of 1933, as amended, this includes such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

                           ---------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting
pursuant       to      said       Section       8(a),       may       determine.
______________________________________________________________________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS        (Subject to Completion dated June 13, 2001)

                              Corning Incorporated

                        5,473,684 Shares of Common Stock
                                ($.50 par value)



     On December 12, 2001, we issued 5,473,684 shares of our common stock in connection with our acquisition of all of the issued and outstanding shares of preferred stock of Optical Technologies USA Corp., from Cisco Systems, Inc., who we shall refer to as the selling shareholder. In connection with the acquisition, we have agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholder.

     Our common stock is listed on the New York Stock Exchange under the symbol "GLW." On June 13, 2001, the closing price of our common stock, as reported on the New York Stock Exchange, was $18.08 per share.

     The selling shareholder or its pledgees, donees, transferees, affilitates or other successors in interest may sell all or a portion of the shares of our common stock from time to time on one or more stock exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions
 .
                             ----------------------

Investing in our common stock involves risk. See the section entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider.

                             -----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------


                The date of this Prospectus is ____________, 2001

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
Forward-LookingStatements....................................................2
CorningIncorporated..........................................................2
SellingShareholder...........................................................3
Plan of Distribution.........................................................3
Description of Corning CapitalStock..........................................5
Use ofProceeds...............................................................7
LegalMatters.................................................................7
Experts......................................................................7
Where You Can Find More Information..........................................7


                           FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus and in the documents we incorporate by reference which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements describe a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the documents we incorporate by reference. These statements appear in the sections of our documents filed with the Securities and Exchange Commission (the "Commission") captioned "Business," "Risk Factors," and "Management's Discussion and Analysis."


                              CORNING INCORPORATED

     We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

     We are a global, technology-based corporation that operates in three broadly based operating business segments:

o        Telecommunications;
o        Advanced Materials; and
o        Information Display.

     The Telecommunications segment produces optical fiber and cable, optical hardware and equipment, photonic modules and components, and optical networking devices for the worldwide telecommunications industry. The Advanced Materials segment manufactures specialized products with unique properties for customer applications utilizing glass, glass ceramic and polymer technologies. Businesses within this segment include environmental products, life science products, semiconductor materials and optical and lighting products. The Information Display Segment manufactures glass panels and funnels for televisions and CRT's, liquid-crystal display, glass for flat panel displays and projection video lens assemblies.

     Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

                               SELLING SHAREHOLDER

     The following table sets forth the number of shares of Corning common stock beneficially owned by the selling shareholder as of March 5, 2001. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling shareholder after completion of this offering because the selling shareholder may offer all, some or none of the shares of our common stock beneficially owned by it. The shares of Corning common stock offered by this prospectus may be offered from time to time by the selling shareholder.


-------------------- ---------------------- ---------------------- ------------------------------
NAME OF SELLING      NUMBER OF SHARES       PERCENT OF OUTSTANDING NUMBER OF SHARES REGISTERED
SHAREHOLDER          BENEFICIALLY OWNED     SHARES                 FOR SALE HEREBY
-------------------- ---------------------- ---------------------- ------------------------------
Cisco Systems, Inc.            5,473,684               0.59%                5,473,684
-------------------- ---------------------- ---------------------- ------------------------------


                              PLAN OF DISTRIBUTION

     We are registering 5,473,684 shares of our common stock on behalf of the selling shareholder. As used herein, "selling shareholder" includes the selling shareholder named in the table above and its pledgees, donees, transferees, affiliates or other successors-in-interest selling shares received from the named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling shareholder may sell the shares of Corning common stock from time to time and may also decide not to sell all the shares of Corning common stock they are allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The selling shareholder may effect such transactions by selling shares of Corning common stock to or through broker-dealers. The shares of Corning common stock may be sold by one or more of, or a combination of, the following:

o a block trade in which the broker-dealer so engaged will attempt to sell shares of Corning common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

o    an exchange distribution in accordance with the rules of such exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

o    privately negotiated transactions.


     In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales.

     The selling shareholder may enter into hedging transactions with broker-dealers in connection with distributions of shares of Corning common stock or otherwise. In such transactions, broker-dealers may engage in short sales of shares of Corning common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell shares of Corning common stock short and redeliver shares of Corning common stock to close out such short positions. The selling shareholder may enter into option or other transactions with broker-dealers which require the delivery of shares of Corning common stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholder also may loan or pledge shares of Corning common stock to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of shares of Corning common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares of Corning common stock . Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the Securities Act"), in connection with sales of shares of Corning common stock. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares of Corning common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholder may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any shares of Corning common stock of the selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Corning common stock.

     Shares of Corning common stock may be sold by the selling shareholder only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states shares of Corning common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to shares of our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange

Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed the selling shareholder of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of our common stock.

     We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of the shares of our common stock. The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.


                      DESCRIPTION OF CORNING CAPITAL STOCK

Authorized Capital Stock

     Corning's authorized capital stock consists of 3,800,000,000 shares of common stock, $.50 par value, and 10,000,000 shares of preferred stock, $100 par value.

Common Stock

     As of March 5, 2001, there were 928,176,165 outstanding shares of Corning common stock held by approximately 20,000 holders of record. The holders of Corning common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Corning's board of directors is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the Corning common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of Corning common stock are entitled to share ratably in all assets of Corning which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Corning preferred stock then outstanding. The current quarterly cash dividend of Corning common stock is $.06 per share of common stock. The continued declaration of dividends by Corning's board of directors is subject to the current and prospective earnings, financial condition and capital requirements of Corning and any other factors that Corning's board of directors deems relevant. The holders of Corning common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Corning common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Corning common stock are subject to the rights of the holders of shares of any series of Corning preferred stock which Corning may issue in the future.

Preferred Stock

     Corning has designated 2,400,000 shares of its preferred stock as Series A junior participating preferred stock and 316,822 shares as Series B convertible preferred stock. As of March 5, 2001, there were 79,725 outstanding shares of Series B preferred stock, held exclusively by the trustee of Corning's existing employee investment plans. No other Corning preferred stock is outstanding. Series A preferred stock is reserved for issuance upon exercise of the rights distributed to the holders of Corning common stock pursuant to Corning's Rights Agreement referred to below.

     Corning's board of directors has the authority, without further shareholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences and limitations applicable to each such series of Corning preferred stock. The purpose of authorizing Corning's board of directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Corning preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Corning common stock and, under certain circumstances, make it more difficult for a third party to gain control of Corning.

Rights Agreement

     Corning has adopted a Rights Agreement, dated as of June 5, 1996, which provides for the issuance of one right to the holder of each share of Corning common stock. Ten (10) days after any person or group acquires or announces its intention to acquire 20% or more of the outstanding Corning common stock, each Corning right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A preferred stock, at an exercise price of $125 subject to certain antidilution adjustments.

     If a person or group announces its intention to acquire 20% or more of the outstanding Corning common stock or if Corning is acquired in a merger or other business combination or sells 50% or more of its assets or earning power, each Corning right, other than a Corning right beneficially owned by the acquiring person or group, which will be void, will entitle the holder to purchase, at the exercise price, common stock of the acquiring person or group having a current market value of two times the exercise price of the right. Prior to a person or group acquiring 50% or more of the outstanding Corning common stock, Corning's board of directors may also elect to issue a share of Corning common stock in exchange for each Corning right, other than the Corning rights held by the acquiring person or group.

     The Corning rights expire on July 15, 2006, unless this expiration date is extended or the Corning rights are exchanged or redeemed by Corning before such date. Prior to an announcement by a person or group of its intent to acquire 20% or more of the outstanding Corning common stock, Corning may redeem the Corning rights in whole, but not in part, for $.01 per Corning right, or it may amend the Corning Rights Agreement in any way without the consent of the holders of the Corning rights.

Indemnification and Liability of Directors and Officers

     Sections 722 and 723 of the Business Corporation Law of the State of New York (the "BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Corning's bylaws provide that it shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any action or proceeding against him or related appeal by reason of his being or having been a director or officer of Corning to the full extent permitted by the BCL.

     Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Corning's restated certificate of incorporation provides that its directors' liability is limited to the extent permitted by the BCL.

Transfer Agent and Register

     The  transfer   agent  and  registrar  for  the  Corning  common  stock  is
Computershare Investor Services LLC in Chicago, Illinois.


                                 USE OF PROCEEDS

     Corning will not receive any proceeds from the sale of the shares of the Corning common stock by the selling shareholder.


                                  LEGAL MATTERS

     The validity of the shares of our common stock is being passed on for us by William D. Eggers, Esq., Senior Vice President and General Counsel of Corning. Mr. Eggers owns substantially less than 1% of the outstanding shares of our common stock.


                                     EXPERTS

     The consolidated financial statements of Corning incorporated in this prospectus by reference to Corning's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

     Corning is subject to the informational requirements of the Exchange Act and, in accordance therewith file reports, proxy statements and other information  with the  Commission.  The  reports,  proxy  statements  and  other information filed by Corning with the Commission can be viewed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at
(800) 732-0330. Corning's common stock is listed on the New York Stock Exchange. Reports and other information concerning Corning may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Corning has filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of Corning common stock issued in its acquisition of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from the selling shareholder. This prospectus does not contain all the information set forth in the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Corning and the Corning common stock, reference is made to the registration statement (including its exhibits).

     The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the Commission. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that Corning has previously filed with the Commission. These documents contain important information about Corning and its finances.



Corning Filings (File No. 1-03247)                  Period
----------------------------------            ----------------------------

Annual Report on Form 10-K....................Year ended December 31, 2000
Quarterly Report on Form 10-Q.................Quarter ended March 31, 2001
Registration Statement on Form 8-A............Filed on July 11, 1996
Current Reports on Form 8-K...................Filed on January  25, 2001
                                              Filed  on  March  19, 2001
                                              Filed  on  April  18, 2001
                                              Filed  on  April  26, 2001
Current Report on Form 8-K/A..................Filed on February 23, 2001


     All documents and reports subsequently filed by Corning pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates important business and financial information about Corning that is not included in or delivered with this prospectus. Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, without charge to: Corning Incorporated, One Riverfront Plaza, Corning, New York 14831 (telephone number (607) 974-9000), Attention: Secretary.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses, other than underwriting discounts and commission, payable by Corning Incorporated (the "Company") in connection with the issuance and distribution of the securities being registered. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.



Registration Fee ........................................ $  24,481
Legal Fees and expenses.................................. $    8,000
Fees and expenses of accountants......................... $    5,000
Printing Fees............................................ $    5,000
Miscellaneous............................................ $    5,000
                                                           ---------
Total.................................................... $  47,481
                                                             =======

Item 15.  Indemnification of Directors and Officers.

     Sections 722 and 723 of the Business Corporation Law of the State of New York ("BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's by laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

     Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's restated certificate of incorporation contains such a provision.

     For the undertaking in relation to indemnification, please see Item 17 below.

Item 16.  Exhibits.



Exhibit
Number    Description
-------   -----------

2.1 Stock Purchase Agreement dated as of December 8, 2000, by and between the Company and Cisco Systems, Inc. (incorporated by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K filed on December 22, 2000).

3.1 Restated Certificate of Incorporation of the Company, dated December 6, 2000 (incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
          2000).

3.2 By laws of the Company effective December 6, 2000 (incorporated by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.1 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration Statement No. 33-48488)).

4.2 Rights Agreement, dated as of June 5, 1996, between the Company and Harris Trust and Savings Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated July 10, 1996).

4.3       Form of Preferred  Share  Purchase  Right of the Company  (included in
          Exhibit 4.2).

5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

23.1      Consent of William D. Eggers, Esq. (included in Exhibit 5.1) *

23.2      Consent of PricewaterhouseCoopers LLP.*

23.3      Consent of PricewaterhouseCoopers SpA*

24.1      Powers of Attorney.*


-----------------------------
*  Filed herewith

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against the Registrant for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 13th day of June, 2001.


                                              CORNING INCORPORATED
                                              (Registrant)


                                              By:  /s/ WILLIAM D. EGGERS
                                              ---------------------------------
                                              William D. Eggers
                                              Senior Vice President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on June 13, 2001 by the following persons in the capacities indicated:

Name and Signature                   Title
------------------                   -----

/s/ JOHN W. LOOSE                    President, Chief Executive
-------------------------------      Officer and Director
(John W. Loose)                      (Principal Executive Officer)


/s/ JAMES B. FLAWS                   Executive Vice President, Chief
-------------------------------      Financial Officer and Director
(James B. Flaws)                     (Principal Financial Officer)


/s/ KATHERINE A. ASBECK              Senior Vice President and Controller
-------------------------------      (Principal Accounting Officer)
(Katherine A. Asbeck)

                 *                   Chairman of the Board
-------------------------------
(Roger G. Ackerman)

                 *                   Director
-------------------------------
(John Seely Brown)

                 *                   Director
-------------------------------
(John H. Foster)

                 *                   Director
-------------------------------
(Gordon Gund)

                 *                   Director
------------------------------
(John M. Hennessy)

Name and Signature                    Title
------------------                    -----

                 *                    Director
-----------------------------
(James R. Houghton)

                 *                    Director
-----------------------------
(James J. O'Connor)

                 *                    Director
-----------------------------
(Catherine A. Rein)

                 *                    Director
------------------------------
(Deborah D. Rieman)

                 *                    Director
------------------------------
(H. Onno Ruding)

                 *                    Director
------------------------------
(William D. Smithburg)

                 *                    Director
------------------------------
(Peter F. Volanakis)

                 *                    Director
------------------------------
(Wendell P. Weeks)





*By: /s/ WILLIAM D. EGGERS
     -------------------------
     (William D. Eggers)
     (Attorney-in-fact)

                                Index to Exhibits

Exhibit                                                                  Page
Number         Description                                               Number
------         -----------                                               ------

2.1 Stock Purchase Agreement dated as of December 8, 2000, by and between the Company and Cisco Systems, Inc. (incorporated by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K filed on December 22, 2000).

3.1 Restated Certificate of Incorporation of the Company, dated December 6, 2000 (incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

3.2 By laws of the Company effective December 6, 2000 (incorporated by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.1 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration Statement No. 33-48488)).

4.2 Rights Agreement, dated as of June 5, 1996, between the Company and Harris Trust and Savings Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated July 10, 1996).

4.3 Form of Preferred Share Purchase Right of the Company (included in Exhibit 4.2).

5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

23.1           Consent of William D. Eggers, Esq. (included in Exhibit 5.1) *

23.2           Consent of PricewaterhouseCoopers LLP.*

23.3           Consent of PricewaterhouseCoopers SpA*

24.2           Powers of Attorney.*


-----------------------------
*  Filed herewith

                                                                     Exhibit 5.1


Corning Incorporated                William D. Eggers
One Riverfront Plaza
Corning, New York 14831             Senior Vice President
                                    and General Counsel
607-974-5656
fax 607-974-8656

June 13, 2001

To the Board of Directors of
Corning Incorporated

Gentlemen:

     I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 5,473,684 shares of Corning Common Stock, par value $.50 per share, issued in December 2000 to Cisco Systems, Inc., a California corporation ("Cisco"), pursuant to a Stock Purchase Agreement (the "Agreement") dated as of December 8, 2000, by and between Cisco and Corning.

     In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

          1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

          2. The execution and delivery on behalf of Corning of the Agreement has been duly authorized by all proper corporate proceedings of the Company and the Agreement constitutes a legal, valid and binding instrument of Corning; and

          3. The shares of Corning Common Stock, issued by Corning pursuant to the terms of the Agreement and paid for, are legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption "Legal Matters" in the Registration Statement.

                                                        Very truly yours,


                                                        /s/ WILLIAM D. EGGERS

Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001, relating to the financial statements and financial statement schedule, which appears in Corning Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
New York, New York
June 13, 2001

Exhibit 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 15, 2000, appearing in the Current Report on Form 8-K/A of Corning Incorporated filed on February 23, 2001.



PRICEWATERHOUSECOOPERS SpA
Milan, Italy
June 13, 2001

                                                                   EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                        /s/  ROGER G. ACKERMAN
                                                        ----------------------
                                                        Roger G. Ackerman

                                                                  EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                         /s/   JOHN SEELY BROWN
                                                         ----------------------
                                                         John Seely Brown

                                                                  EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                               POWER OF ATTORNEY

                           --------------------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                        /s/   JAMES B. FLAWS
                                                        --------------------
                                                        James B. Flaws

                                                                  EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                  /s/  JOHN H. FOSTER
                                                  -------------------------
                                                  John H. Foster

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                             /s/  GORDON GUND
                                             ----------------------------
                                             Gordon Gund

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                 /s/    JOHN M. HENNESSY
                                                 -----------------------
                                                 John M. Hennessy

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                     /s/   JAMES R. HOUGHTON
                                                     ------------------------
                                                     James R. Houghton

                                                                EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                   /s/   JOHN W. LOOSE
                                                   ----------------------
                                                   John W. Loose

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                   /s/   JAMES J. O'CONNOR
                                                  ------------------------
                                                  James J. O'Connor

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                               POWER OF ATTORNEY

                           --------------------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                   /s/  CATHERINE A. REIN
                                                   ------------------------
                                                   Catherine A. Rein

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                   /s/   DEBORAH D. RIEMAN
                                                   ---------------------------
                                                   Deborah D. Rieman

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                               POWER OF ATTORNEY

                           --------------------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                            /s/  H. ONNO RUDING
                                           ----------------------------
                                           H. Onno Ruding

                                                             EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                /s/  WILLIAM D. SMITHBURG
                                                ---------------------------
                                                William D. Smithburg

                                                                 EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                                  /s/   PETER F. VOLANAKIS
                                                 -------------------------
                                                 Peter F. Volanakis

                                                                EXHIBIT 24.1

                              CORNING INCORPORATED

                           --------------------------

                                POWER OF ATTORNEY

                           --------------------------


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Katherine A. Asbeck, William D. Eggers and James B. Flaws, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of its Common Stock constituting the consideration in connection with the acquisition by Corning Incorporated of all of the issued and outstanding preferred stock of Optical Technologies USA Corp. from Cisco Systems, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements (on whatever form or forms may be determined to be appropriate) to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2001.



                                            /s/   WENDELL P. WEEKS
                                            ----------------------
                                            Wendell P. Weeks